Exhibit 99.2

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AES Corporation

Second and Third Quarter 2005 Financial Review January 19, 2006

[LOGO]

[LOGO]	Safe Harbor Disclosure

Certain statements in the following presentation regarding AES’s business operations may constitute “forward looking statements.” Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience. For additional assumptions see the Appendix to this presentation. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to the risks discussed under the caption “Cautionary Statements and Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2Q05 and 3Q05 Financial Review	www.aes.com

Nine Months Ended September 30, 2005 Highlights

($ Millions except earnings per share and percent)

	Nine Months Ended September 30, 2005
	2005	2004 (1)	Change
Revenues	$8,113	$6,940	17%

Gross Margin	$2,249	$2,076	8%

as % of Sales	27.7%	29.9%	(220	) b.p.

Income Before Income Taxes and Minority Interest (IBT&MI)	$1,047	$613	71%

Diluted EPS from Continuing Operations	$0.68	$0.36	89%

Adjusted EPS (2)	$0.64	$0.49	31%

Return on Invested Capital (ROIC) (2)	9.0%

Revenue Comparison
Period-Over-Period

Volume/Price/Mix	10%

Currency	7%

Total	17%

(1)   Restated.

(2)   Non-GAAP measure.  See page 4 and Appendix.

Reconciliation of Adjusted Earnings Per Share

($ Per Share)

	Third Quarter		Second Quarter		First Quarter		Nine Months Ended September 30,
	2005 (2)	2004(3)	2005 (4)	2004(3)	2005 (3) (5)	2004(3) (6)	2005(2) (4) (5)	2004(3) (6)

Adjusted Earnings Per Share (1)	$0.35	$0.14	$0.11	$0.20	$0.18	$0.15	$0.64	$0.49

FAS 133 Mark-to-Market Gains/(Losses) (6)	0.01	(0.01)	(0.01)	(0.01)	—	(0.05)	(0.01)	(0.07)

Currency Transaction Gains/(Losses)	0.01	—	0.03	(0.03)	0.01	(0.02)	0.05	(0.05)

Net Asset Gains/(Losses and Impairments)	—	—	—	—	—	—	—	—

Debt Retirement Gains/(Losses)	—	—	—	—	—	(0.01)	—	(0.01)

Diluted EPS from Continuing Operations	$0.37	$0.13	$0.13	$0.16	$0.19	$0.07	$0.68	$0.36

(1)          Adjusted earnings per share (a non-GAAP financial measure), exclude from diluted earnings per share from continuing operations the effects of (i) gains or losses from mark-to-market accounting adjustments related to derivatives, (ii) certain foreign currency transaction gains and losses, (iii) significant impacts from net asset disposals or impairments, and (iv) early retirement of recourse debt.

(2)          Includes $0.06 per share benefit related to an Argentina valuation allowance reversal.

(3)          Restated.

(4)          Includes ($0.06) per share related to Brazilian receivable reserve costs net of a reversal of a business tax reserve.

(5)          Includes $0.01 increase in Q1 2005 diluted EPS from continuing operations as restated, due to a tariff increase at our Eletropaulo regulated utility in Brazil that was received in July 2005 and recorded retroactively in the first quarter of 2005 and is reflected in year to date results.

(6)          Includes Gener debt restructuring cost of ($0.03) per share.

Guidance Elements: Income Statement

Contains Forward Looking Statements

Guidance Element	Updated Guidance (1)	Prior Guidance
Revenue Growth	16 -17%	4%

Gross Margin Change (As % of Revenues)	(75) – (100) b.p.	+50 b.p.

Business Segment Income Before Taxes and Minority Interest (IBT&MI)	$2.0 billion	$2.0 billion
(Excludes Corporate Costs of $650 Million)

Allocated by Segment as a % of Total
• Regulated Utilities	38%	45%
• Contract Generation	49%	43%
• Competitive Supply	13%	12%

Adjusted EPS (2)	$0.83	$0.83

Adjusted EPS Factors (2)	$0.02	$(0.07)

Diluted EPS from Continuing Operations	$0.85	$0.76

(1)   Updated guidance reflects restatement impacts on prior period results.

(2)   Non-GAAP measure. See Appendix.

Guidance Elements: Cash Flow

Contains Forward Looking Statements

Guidance Element	Updated Guidance	Prior Guidance

Net Cash From Operating Activities	$1.9 - 2.0 billion	$1.9 - 2.0 billion

Maintenance Capital Expenditures	$600 - 700 million	$700 million

Free Cash Flow (1)	$1.2 - 1.3 billion	$1.2 - 1.3 billion

Subsidiary Distributions (1)	$993 million	$1.0 billion

Parent Debt Repayment (2)	$600 million in	$600 million by
	2005-2006	Early 2006

See Assumptions in Appendix for further information.

(1)           Non-GAAP measure.  See Appendix.

(2)           $254 million in parent debt repaid in 2005.

2005 Guidance Elements: Subsidiary Distributions

($ Millions)

2005 Subsidiary Distributions Guidance (Current/Prior) (1)

	North America	Latin America	Asia	Europe, Middle East & Africa	Total

Regulated Utilities	$208/211	$123/120	$—/—	$28/30	$359/361

Contract Generation	234/245	36/50	37/40	158/145	465/480

Competitive Supply	104/101	47/40	18/18	—/—	169/159

Total*	$546/557	$206/210	$55/58	$186/175	$993/1,000

68% of distributions are expected to come from North American Regulated Utilities and Worldwide Contract Generation (prior guidance 69%).

(1)   Non-GAAP measure.

Segment Reporting Changes

New Reporting Format		Prior Reporting Format
Business Segments
Contract Generation		Contract Generation
Competitive Supply		Competitive Supply

Regulated Utilities		Large Utilities
Growth Distribution

Geographic Segments

North America	Asia	North America	Caribbean
US/Puerto Rico	China	US/Puerto Rico	Colombia
Canada	India	Canada	Dominican Republic
Mexico	Kazakhstan		El Salvador
	Sri Lanka	Europe/Africa	Mexico
Europe/Africa/Middle East		Cameroon	Panama
Cameroon	Latin America	Czech Republic	Venezuela
Czech Republic	Argentina	Hungary
Hungary	Brazil	Netherlands
Netherlands	Chile	Nigeria	Asia
Nigeria	Colombia	Spain	China
Oman	Dominican Republic	Ukraine	India
Pakistan	El Salvador	United Kingdom	Kazakhstan
Qatar	Panama		Oman
Spain	Venezuela		Pakistan
Ukraine		South America	Qatar
United Kingdom		Argentina	Sri Lanka
Brazil
Chile

Note: Changes in Bold

Second Quarter 2005 Highlights

($ Millions except earnings per share and percent)

	Second Quarter 2005	Second Quarter 2004 (1)	Change
Revenues	$2,668	$2,262	18%

Gross Margin (2)	$526	$656	(20)%

as % of Sales (2)	19.7%	29.0%	(930	) b.p.

Income Before Income Taxes and Minority Interest (IBT&MI) (2) (3)	$186	$191	(3	) %

Diluted EPS from Continuing Operations (2) (3) (4)	$0.13	$0.16	(19)%

Adjusted EPS (2) (3) (4) (5)	$0.11	$0.20	(45)%

Return on Invested Capital (ROIC) (2) (3) (5)	7.4%

(1)   Restated.

(2)          Includes the impact of a $192 million reserve related to the collectability of certain prior period municipal government receivables at our Brazilian regulated utilities.

(3)          Includes the favorable impact of the reversal of a $70 million Brazilian business tax accrual no longer required.

(4)          Includes the impact of ($0.06) on diluted earnings per share from continuing operations and adjusted earnings per share as a result of the Brazilian receivables reserve net of the reversal of the business tax accrual.

(5)          Non-GAAP measure.  See page 4 and Appendix.

Revenue Comparison

Quarter-Over-Quarter (QOQ)

Volume/Price/Mix	10%

Currency	8%

Total	18%

Second Quarter Cash Flow Highlights

($ Millions)

	Second Quarter		Six Months Ended June 30,
	2005	2004 (2)	2005	2004 (2)
Subsidiary-Only
Subsidiary Net Cash from Operating Activities (1)	$497	$404	$1,169	$933

Consolidated
Net Cash from Operating Activities	$329	$212	$847	$613

Free Cash Flow (1)	$183	$100	$577	$379

Parent-Only
Subsidiary Distributions (1)	$170	$302	$365	$506

Return of Capital from Subsidiaries (1)	$50	—	$52	$3

Recourse Debt Repayment (3)	$115	$3	$115	$809

(1)          Non-GAAP measure. See Appendix.

(2)          Restated.

(3)          Includes $3 million repaid for notes related to Directors’ and Officers’ Insurance.

Second Quarter Segment Highlights Regulated Utilities

($ Millions except as noted)

	Second	Second
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$1,395	$1,146	22%
Gross Margin	$114	$278	(59)%
as % of Sales	8.2%	24.3%	(1,610	)b.p.
IBT&MI	$87	$116	(25)%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	8%
Currency (Net)	14%
Total	22%

(1)          Restated.

Segment Highlights

•                  Revenues grew as a result of favorable currency effects in Brazil and higher tariffs in Brazil.

•                  Gross margin decreased as a result of a $192 million reserve related to the collectability of certain prior period municipal government receivables in Brazil.

•                  IBT&MI includes the impact of the receivables reserve, which was partially offset by the favorable impact of the reversal of a $70 million Brazilian business tax accrual no longer required.

Second Quarter Segment Highlights Contract Generation

($ Millions except as noted)

	Second	Second
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$988	$868	14%
Gross Margin	$353	$325	9%
as % of Sales	35.7%	37.4%	(170	)b.p.
IBT&MI	$212	$199	7%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	12%
Currency (Net)	2%
Total	14%

(1)          Restated.

Segment Highlights

•                  Revenues grew as a result of increased contract pricing in Brazil and Chile, higher dispatch in Chile and at our new Ras Laffan project in Qatar, and favorable currency effects largely in Chile and Brazil.  These positive effects were partially offset by a scheduled contract price reduction in the U.S.

•                  Gross margin increased primarily as a result of higher revenues.  The decline in gross margin percentage was driven by higher fuel and energy purchase costs in Chile and the scheduled contract price reduction in the U.S.

Second Quarter Segment Highlights Competitive Supply

($ Millions except as noted)

	Second	Second
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$285	$248	15%
Gross Margin	$59	$53	11%
as % of Sales	20.7%	21.4%	(70	)b.p.
IBT&MI	$49	$39	26%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	14%
Currency (Net)	1%
Total	15%

(1)          Restated.

Segment Highlights

•                  Revenues grew as a result of sales of excess emission allowances at our New York plants, partially offset by lower dispatch in New York due to a planned maintenance outage.

•                  Gross margin increased primarily as a result of the allowance sales and higher prices.  The decline in gross margin percentage occurred as higher fuel prices in Europe and New York partially offset the allowance sales.

Third Quarter 2005 Highlights

($ Millions except earnings per share and percent)

	Third	Third
	Quarter	Quarter
	2005	2004 (1)	Change
Revenues	$2,782	$2,422	15%

Gross Margin	$899	$736	22%

as % of Sales	32.3%	30.4%	190	b.p.

Income Before Income Taxes and Minority Interest (IBT&MI)	$484	$251	93%

Diluted EPS from Continuing Operations (2)	$0.37	$0.13	185%

Adjusted EPS (2) (3)	$0.35	$0.14	150%

Return on Invested Capital (ROIC) (2) (3)	9.0%

(1)          Restated.

(2)          Includes the favorable impact of the reversal of a $41 million tax reserve related to the recovery of net operating losses at two of our subsidiaries in Argentina, resulting in a positive impact of $0.06 on diluted earnings per share from continuing operations and adjusted earnings per share.

(3)          Non-GAAP measure.  See page 4 and Appendix.

Revenue Comparison
Quarter-Over-Quarter (QOQ)

Volume/Price/Mix	10%

Currency	5%

Total	15%

Third Quarter Cash Flow Highlights

($ Millions)

	Third Quarter		Nine Months Ended September 30,
	2005	2004 (2)	2005	2004 (2)
Subsidiary-Only
Subsidiary Net Cash from Operating Activities (1)	$728	$610	$1,897	$1,543

Consolidated
Net Cash from Operating Activities	$619	$504	$1,466	$1,117

Free Cash Flow (1)	$380	$375	$957	$754

Parent-Only
Subsidiary Distributions (1)	$274	$221	$639	$727

Return of Capital from Subsidiaries (1)	$—	$121	$52	$124

Recourse Debt Repayment (3)	$143	$—	$258	$809

(1)          Non-GAAP measure. See Appendix.

(2)          Restated.

(3)          Includes $4 million repaid for notes related to Directors’ and Officers’ Insurance.

Third Quarter/Nine Months Ended 9/30/05 Subsidiary Distributions

($ Millions)

Third Quarter/Nine Months Ended September 30, 2005
Subsidiary Distributions (1)

	North	Latin		Europe, Middle
	America	America	Asia	East & Africa	Total

Regulated Utilities	$55/154	$29/51	—/—	$—/1	$84/206

Contract Generation	$68/179	$—/11	$6/13	$51/121	$125/324

Competitive Supply	$53/87	$12/19	$—/3	—/—	$65/109

Total*	$176/420	$41/81	$6/16	$51/122	$274/639

66% of Third Quarter distributions and 75% of Nine Months Ended September 30, 2005 distributions were from North American Regulated Utilities and Worldwide Contract Generation.

(1)          Non-GAAP measure. See Appendix.

Third Quarter Segment Highlights Regulated Utilities

($ Millions except as noted)

	Third	Third
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$1,406	$1,251	12%
Gross Margin	$340	$301	13%
as % of Sales	24.2%	24.1%	10	b.p.
IBT&MI	$195	$168	16%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	(2)%
Currency (Net)	14%
Total	12%

(1)          Restated.

Segment Highlights

•                  Revenues grew as a result of favorable currency effects in Brazil more than offsetting unfavorable currency effects in Venezuela.  Warm weather and recovery relating to environmental investments contributed to higher revenues in the U.S.

•                  Gross margin increased primarily as a result of higher revenues in Brazil and the U.S., as well as favorable purchased electricity cost comparisons in Brazil.

Third Quarter Segment Highlights Contract Generation

($ Millions except as noted)

	Third	Third
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$1,046	$906	15%
Gross Margin	$453	$371	22%
as % of Sales	43.3%	40.9%	240	b.p.
IBT&MI	$348	$197	77%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	14%
Currency (Net)	1%
Total	15%

(1)          Restated.

Segment Highlights

•                  Revenues grew as a result of increased contract pricing in Brazil and Chile, and favorable currency effects in Chile and Brazil.

•                  Gross margin and gross margin percentage increased as higher Latin American revenues more than offset increases in fuel prices and other costs, and a scheduled contract price reduction and failure of a utility transmission line serving a plant in the U.S.

Third Quarter Segment Highlights Competitive Supply

($ Millions except as noted)

	Third	Third
	Quarter	Quarter	%
	2005	2004(1)	Change
Revenues	$330	$265	25%
Gross Margin	$106	$64	66%
as % of Sales	32.1%	24.2%	790	b.p.
IBT&MI	$86	$44	95%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	23%
Currency (Net)	2%
Total	25%

(1) Restated.

Segment Highlights

•                  Revenues grew as a result of increased competitive market prices in Argentina, Panama and New York, as well as higher dispatch in Argentina.

•                  Gross margin and gross margin percentage increased as higher competitive market prices more than offset increases in fuel prices in New York and Argentina.

Appendix

Restatement Summary Income Statement Effects 2002-2004

($ Millions)

	Year Ended December 31,
	2004	2003	2002

Income (loss) from continuing operations as previously reported	$366	$332	$(1,646)

Changes in income (loss) from continuing operations from restatement due to:
(Decrease) in revenues (1)	(23)	(2)	(3)
Decrease in cost of sales (2)	33	25	21
(Increase) in interest expense (3)	(31)	—	(48)
(Increase) in goodwill impairment expense (4)	—	—	(97)
Decrease/(increase) in foreign currency transaction gains/(losses) (5)	(29)	(31)	(185)

(Increase) in income tax expense (6)	(126)	(7)	(168)
Decrease/(increase) in minority interest expense (7)	71	(10)	55
Other changes affecting income (loss) from continuing operations	(3)	4	7
Total changes in income (loss) from continuing operations	$(108)	$(21)	$(418)

Income (loss) from continuing operations as restated	$258	$311	$(2,064)

(1)     Revenue was impacted by the deferral of revenue at Eletropaulo and Sul to correctly match the earning of revenue with the expenditures required by the regulator in relation to its energy efficiency program. In addition, revenue was adjusted for the correction of certain acquisition liabilities related to the Cameroonian utility. These liabilities impacted the initial valuation of the “concession asset” which represented excess purchase cost over the fair value of identifiable assets and liabilities. This concession asset is amortized through revenue.

(2)     Depreciation expense was impacted by changes in deferred tax balances as of the acquisition date of certain subsidiaries. These deferred tax adjustments in turn affected the amount of excess purchase cost originally allocated to fixed assets, thus impacting subsequent depreciation amounts.

(3)     Interest expense was impacted primarily by the correct accounting for changes in inflation on certain Brazilian debt instruments.

(4)     Goodwill impairment expense was impacted by the correction of acquisition deferred tax balances, which adjusted the acquired entity’s excess fair value over identifiable assets or liabilities (goodwill). For certain of these subsidiaries, goodwill subsequent to the acquisition was impaired and written off in 2002. Therefore the corrections to the goodwill balances were also written off.

(5)     Foreign currency translation gains (losses) were impacted by the correct remeasurement of deferred tax balances at current rates at entities where the U.S. dollar is the functional currency.

(6)     Income tax expense was impacted by the creation and subsequent adjustment of deferred tax assets or liabilities related to the foreign currency changes on U.S. dollar denominated debt at certain Brazilian subsidiaries; the recording of an adjustment related to Sul (a dual tax status entity) recognizing the tax impact of potential future foreign income included in the U.S. return; the creation of additional valuation allowances; and the reconciliation of deferred tax balances as a result of reconciling tax return records to related accounting records.

(7)     Minority interest (income) expense was impacted by tax and other corrections to minority owned subsidiaries’ earnings.

Restatement Summary Income Statement Effects Quarters

($ Millions)

	Quarter Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2005	2004	2004	2004	2004

Income from continuing operations as previously reported	$133	$92	$133	$67	$74

Change in income from continuing operations from restatement due to:
Increase/(decrease) in revenues	18	(20)	(1)	(1)	(1)
Decrease in cost of sales	24	13	6	9	5
(Increase) in interest expense	—	(5)	(8)	(10)	(8)
Decrease/(increase) in foreign currency transaction gains/(losses)	(19)	(5)	(6)	8	(26)
Decrease/(increase) in income tax expense	(21)	(107)	(50)	42	(11)
Decrease/(increase) in minority interest expense	(15)	59	15	(12)	9
Other changes affecting income from continuing operations	4	—	(3)	—	—
Total changes in income from continuing operations	$(9)	$(65)	$(47)	$36	$(32)

Income from continuing operations as restated	$124	$27	$86	$103	$42

Restatement Summary Earnings per Share Effects 2002-2005

	Quarter Ended				Year Ended
	March 31, 2005		December 31, 2004		December 31, 2003		December 31, 2002
	As Previously		As Previously		As Previously		As Previously
	Reported	As Restated	Reported	As Restated	Reported	As Restated	Reported	As Restated

Adjusted earnings (loss) per share	$0.17	$0.18	$0.73	$0.58	$0.56
FAS 133 mark-to-market gains/(losses)	—	—	(0.06)	(0.06)	(0.07)
Currency transaction gains/(losses)	0.03	0.01	(0.02)	(0.06)	0.19
Net asset gains/(losses and impairments)	—	—	(0.05)	(0.05)	(0.24)
Debt retirement gains/(losses)	—	—	(0.03)	(0.01)	0.12
Diluted earnings (loss) per share from continuing operations	$0.20	$0.19	$0.57	$0.40	$0.56	$0.52	$(3.06)	$(3.83)

Restatement Summary Earnings per Share Effects 2004 Quarters

	Quarter Ended
	December 31, 2004		September 30, 2004		June 30, 2004		March 31, 2004
	As Previously		As Previously		As Previously		As Previously
	Reported	As Restated	Reported	As Restated	Reported	As Restated	Reported	As Restated

Adjusted earnings (loss) per share	$0.19	$0.10	$0.21	$0.14	$0.15	$0.20	$0.17	$0.15
FAS 133 mark-to-market gains/(losses)	0.01	0.01	(0.02)	(0.01)	(0.01)	(0.01)	(0.04)	(0.05)
Currency transaction gains/(losses)	(0.01)	(0.01)	0.01	—	(0.04)	(0.03)	—	(0.02)
Net asset gains/(losses and impairments)	(0.05)	(0.05)	—	—	—	—	—	—
Debt retirement gains/(losses)	—	(0.01)	—	—	—	—	(0.01)	(0.01)
Diluted earnings (loss) per share from continuing operations	$0.14	$0.04	$0.20	$0.13	$0.10	$0.16	$0.12	$0.07

Restatement Summary Balance Sheet Effects 2003-2005

($ Millions)

Asset Effects

		As of
	March 31,	December 31,	December 31,
	2005	2004	2003

Total assets as previously reported	$29,663	$29,732	$29,787

Changes in assets from restatement due to:
Cash & cash equivalents	(56)	(127)	(74)
Short-term investments	57	127	75
Deferred income taxes – current	95	31	60
Property, plant and equipment, net	(603)	(611)	(632)
Deferred financing costs, net	(169)	(170)	(128)
Goodwill, net	38	41	43
Deferred income taxes – non-current	(58)	(39)	18
Other changes in assets, net	(22)	(61)	(12)
Total changes in assets	$(718)	$(809)	$(650)

Total assets as restated	$28,945	$28,923	$29,137

($ Millions)

Liabilities and Stockholders’ Equity Effects

		As of
	March 31,	December 31,	December 31,
	2005	2004	2003

Total liabilities and minority interest as previously reported	$27,915	$28,087	$29,242

Changes in liabilities and minority interest from restatement due to:
Deferred income taxes	52	—	(149)
Other long-term liabilities	109	114	119
Minority interest	(311)	(326)	(68)
Other changes in liabilities, net	87	76	61
Total changes in liabilities and minority interest	$(63)	$(136)	$(37)

Total liabilities and minority interest as restated	$27,852	$27,951	$29,205

Total stockholders’ equity as previously reported	$1,748	$1,645	$545

Changes in stockholders’ equity from restatement due to:
Additional paid-in-capital	86	82	2
Accumulated deficit	(1,011)	(1,002)	(908)
Accumulated other comprehensive loss	270	247	293
Total changes in stockholders’ equity	$(655)	$(673)	$(613)

Total stockholders’ equity as restated	$1,093	$972	$(68)

Sarbanes-Oxley Section 404 Update

Status of
Material Weakness	Remediation	Remediation Steps
Previously Reported

Income Tax Accounting	Underway	• Expanding internal tax staff and external assistance and providing tax accounting training
• Implementing rigorous approach to communicate, document and reconcile subsidiary income tax assets and liabilities
• Continuing to identify and implement additional best practice solutions regarding efficient data collection, integration and controls

•      Implementing additional procedures in the identification and evaluation of non-recurring tax adjustments and in tracking movements in deferred tax accounts recorded by the parent company and its subsidiaries

• Recording all tax accounting adjustments on the appropriate subsidiaries’ books

Newly Identified

Aggregate of Control Deficiencies at Cameroonian Subsidiary (SONEL)	Underway	• Hired additional accounting personnel at SONEL, including new CFO
• Implementing controls around preparation and review of financial statements account analyses
• Utilizing the Company’s internal audit resources to provide remediation assistance and review and evaluate new control procedures

Lack of U.S. GAAP Expertise in Brazilian Businesses	Underway	• Supplemented existing accounting policies with additional guidance related to the proper classification of cash and investments in accordance with SFAS 95 and communicated this to all subsidiaries
• Hired additional supervisory personnel with US GAAP knowledge at AES subsidiaries who are responsible for reviewing and analyzing the financial results of the businesses in Brazil

•      Providing additional detailed accounting policy and procedures guidance for the identification of and accounting for complex or unusual transactions by the subsidiaries, including specific guidance on the proper application of U.S. GAAP

Consolidation Accounting	Completed	• Collected, reviewed and validated supporting documentation for consolidation adjustments and entries recorded at the parent company

Accounting for Intercompany Loans Denominated in non- Functional Currencies	Underway	• Performed a review of intercompany loans to ensure proper application of SFAS 52 and provided additional guidance to subsidiaries on SFAS 52 requirements related to intercompany loan transactions

• Implementing additional procedures to ensure documentation and testing of the proper determination of an entity’s functional currency on a periodic basis

Derivative Accounting	Underway	• Performed reassessment of certain fuel and power purchase contracts
• Provided and will continue to provide training on derivative instruments and embedded derivatives to accounting and non-financial personnel across AES
• Enhancing risk management policies and procedures related to material purchase or sale contracts
• Increasing technical accounting staff to support AES subsidiaries on derivative accounting

Second Quarter Subsidiary Distributions

($ Millions)

Second Quarter Subsidiary Distributions (1)

	North	Latin		Europe, Middle
	America	America	Asia	East & Africa	Total

Regulated Utilities	$52	$—	$—	$1	$53

Contract Generation	$52	$11	$—	$40	$103

Competitive Supply	$6	$5	$3	$—	$14

Total*	$110	$16	$3	$41	$170

91% of Second Quarter distributions were from North American Regulated Utilities and Worldwide Contract Generation.

(1)     Non-GAAP measure. See Appendix.

Parent Sources and Uses of Cash

($ Millions)

	First	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2005	2005	2005	2005
Sources
Total Subsidiary Distributions (1)	$195	$170	$274	$639
Proceeds From Asset Sales, Net	—	1	1	2
Refinancing Proceeds, Net	—	—	—	—
Increased Revolver Commitments	—	—	200	200
Issuance of Common Stock, Net	8	8	4	20
Total Returns of Capital Distributions and Project Financing Proceeds	2	50	—	52
Beginning Liquidity (1)	643	477	379	643
Total Sources	$848	$706	$858	$1,556

Uses
Repayments of Debt (2)	$—	$(115)	$(143)	$(258)
Investments in Subsidiaries, Net	(99)	(20)	(34)	(153)
Cash for Development, Selling, General and Administrative and Taxes	(54)	(36)	(33)	(123)
Cash Payments for Interest	(78)	(136)	(77)	(291)
Other	(140)	(20)	(135)	(295)
Ending Liquidity (1)	(477)	(379)	(436)	(436)
Total Uses	$(848)	$(706)	$(858)	$(1,556)

(1)               Non-GAAP financial measure. See Appendix.

(2)               Repayments of debt in second quarter 2005 included $112 million for Senior Subordinated Notes and $3 million for Directors & Officers insurance premium financing. Repayments of debt in third quarter 2005 included $142 million for Junior Convertible Debentures and $1 million for Directors and Officers insurance premium financing.

Second Quarter Reconciliation of Changes to Debt Balances

($ Millions)

Debt
Reconciliation
Parent Debt (Including Letters of Credit) at 12/31/04 (1)	$5,250

Scheduled Debt Maturities	—
Mandatory Debt Repayments	—
Discretionary Debt Repayments:
Prepayment of Debt	(112)
Other (2)	130
Parent Debt (Including Letters of Credit) at 6/30/05	$5,268
Less: Letters of Credit Outstanding at 6/30/05	(235)
Parent Debt (Excluding Letters of Credit) at 6/30/05	$5,033

(1)     Amounts reflect recourse debt of $5,152 million and $98 million of letters of credit under the parent revolver. Revolver availability at 6/30/05 was $215 million.

(2)     Other includes $137 million increase in letters of credit and $10 million decrease due to foreign currency changes.

Third Quarter Reconciliation of Changes to Debt Balances

($ Millions)

Debt
Reconciliation
Parent Debt (Including Letters of Credit) at 12/31/04 (1)	$5,250

Scheduled Debt Maturities	—
Mandatory Debt Repayments	—
Discretionary Debt Repayments:
Prepayment of Debt	(254)
Other (2)	259
Parent Debt (Including Letters of Credit) at 9/30/05	$5,255
Less: Letters of Credit Outstanding at 9/30/05	(369)
Parent Debt (Excluding Letters of Credit) at 9/30/05	$4,886

(1)     Amounts reflect recourse debt of $5,152 million and $98 million of letters of credit under the parent revolver. Revolver availability at 9/30/05 was $281 million.

(2)     Other includes $271 million increase in letters of credit and $14 million decrease due to foreign currency changes.

Second Quarter 2005 Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated

Net Cash from Operating Activities	$497	$2	$(170)	$329

Maintenance Capital Expenditures	(140)	(6)	—	(146)
Growth Capital Expenditures	(114)	—	—	(114)
Investment in Subsidiaries	—	(22)	22	—
Returns of Capital from Subsidiaries	—	50	(50)	—
Net Proceeds from Asset Sales	2	1	—	3
Proceeds from the Sale of Emission Allowances	27	—	—	27
Sale of Short Term Investments, Net of Purchases	33	—	—	33
Cash Paid for Acquisitions	—	—	—	—
Increase in Restricted Cash	(72)	(2)	—	(74)
Decrease in Debt Service Reserves and Other Assets	46	—	—	46
Other	(4)	1	—	(3)
Net Cash (for) from Investments	(222)	22	(28)	(228)

Financing Proceeds for Growth Capital Expenditures	60	—	—	60
Financing Proceeds from Other Financings Including Refinancings	470	—	—	470
Equity Proceeds	—	8	—	8
Repayments, Net (Including Refinancings)	(652)	(124)	—	(776)
Payments for Financing Costs	(7)	(2)	—	(9)
Equity Contributions by Parent	22	—	(22)	—
Distributions to Parent	(170)	—	170	—
Returns of Capital to Parent	(50)	—	50	—
Other	(17)	—	—	(17)
Net Cash (for) from Financing	(344)	(118)	198	(264)

Increase (Decrease) in Cash & Cash Equivalents	(69)	(94)	—	(163)
Effect of FX	46	(1)	—	45
Beginning Cash & Cash Equivalents Balance	1,240	259	—	1,499
Ending Cash & Cash Equivalents Balance	1,217	164	—	1,381

(1)               Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

Third Quarter 2005 Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated

Net Cash from Operating Activities	$728	$165	$(274)	$619

Maintenance Capital Expenditures	(235)	(4)	—	(239)
Growth Capital Expenditures	(31)	—	—	(31)
Investment in Subsidiaries	—	(34)	34	—
Returns of Capital from Subsidiaries	—	—	—	—
Net Proceeds from Asset Sales	14	1	—	15
Proceeds from the Sale of Emission Allowances	1	—	—	1
Sale of Short Term Investments, Net of Purchases	(143)	—	—	(143)
Cash Paid for Acquisitions	—	—	—	—
Decrease in Restricted Cash	24	—	—	24
Decrease in Debt Service Reserves and Other Assets	15	—	—	15
Other	(5)	—	—	(5)
Net Cash (for) from Investments	(360)	(37)	34	(363)

Financing Proceeds for Growth Capital Expenditures	13	—	—	13
Financing Proceeds from Other Financings Including Refinancings	545	—	—	545
Equity Proceeds	—	4	—	4
Repayments, Net (Including Refinancings)	(816)	(143)	—	(959)
Payments for Financing Costs	—	—	—	—
Equity Contributions by Parent	34	—	(34)	—
Distributions to Parent	(274)	—	274	—
Returns of Capital to Parent	—	—	—	—
Other	(81)	—	—	(81)
Net Cash (for) from Financing	(579)	(139)	240	(478)

Increase (Decrease) in Cash & Cash Equivalents	(211)	(11)	—	(222)
Effect of FX	3	2	—	5
Beginning Cash & Cash Equivalents Balance	1,217	164	—	1,381
Ending Cash & Cash Equivalents Balance	1,009	155	—	1,164

(1)               Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

Nine Months Ended September 30, 2005 Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated

Net Cash from Operating Activities	$1,897	$208	$(639)	$1,466

Maintenance Capital Expenditures	(497)	(12)	—	(509)
Growth Capital Expenditures	(292)	—	—	(292)
Investment in Subsidiaries	—	(68)	68	—
Returns of Capital from Subsidiaries	—	52	(52)	—
Net Proceeds from Asset Sales	19	2	—	21
Proceeds from the Sale of Emission Allowances	30	—	—	30
Sale of Short Term Investments, Net of Purchases	48	—	—	48
Cash Paid for Acquisitions	—	(85)	—	(85)
Decrease in Restricted Cash	17	—	—	17
Decrease in Debt Service Reserves and Other Assets	88	—	—	88
Other	(15)	—	—	(15)
Net Cash (for) from Investments	(602)	(111)	16	(697)

Financing Proceeds for Growth Capital Expenditures	165	—	—	165
Financing Proceeds from Other Financings Including Refinancings	1,334	—	—	1,334
Equity Proceeds	—	20	—	20
Repayments, Net (Including Refinancings)	(2,054)	(252)	—	(2,306)
Payments for Financing Costs	(8)	(2)	—	(10)
Equity Contributions by Parent	68	—	(68)	—
Distributions to Parent	(639)	—	639	—
Returns of Capital to Parent	(52)	—	52	—
Other	(121)	—	—	(121)
Net Cash (for) from Financing	(1,307)	(234)	623	(918)

Increase (Decrease) in Cash & Cash Equivalents	(12)	(137)	—	(149)
Effect of FX	31	1	—	32
Beginning Cash & Cash Equivalents Balance	990	291	—	1,281
Ending Cash & Cash Equivalents Balance	1,009	155	—	1,164

(1)               Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

Reconciliation of Subsidiary Distributions and Parent Liquidity

($ Millions)

Second and Third Quarter 2005 Reconciliation

	Quarter Ended							Six Months Ended		Nine Months Ended
Total subsidiary distributions	Sep. 30,	June 30,	March 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	June 30,	June 30,	Sep. 30,	Sep. 30,
& returns of capital to parent	2005	2005	2005	2004	2004	2004	2004	2005	2004	2005	2004

Subsidiary distributions to parent	$274	$170	$190	$286	$209	$292	$204	$360	$496	$634	$705
Net distributions to/(from) QHCs	—	—	5	(9)	12	10	—	5	10	5	22
Total subsidiary distributions	274	170	195	277	221	302	204	365	506	639	727

Returns of capital distributions to parent	—	37	2	3	110	—	3	39	3	39	113
Net returns of capital distributions to/ (from) QHCs	—	13	—	—	11	—	—	13	—	13	11
Total returns of capital distributions	—	50	2	3	121	—	3	52	3	52	124

Combined distributions & return of capital received	274	220	197	280	342	302	207	417	509	691	851
Less: combined net distributions & returns of capital to/(from) QHCs	—	(13)	(5)	9	(23)	(10)	—	(18)	(10)	(18)	(33)
Total subsidiary distributions & returns of capital to parent	$274	$207	$192	$289	$319	$292	$207	$399	$499	$673	$818

	Balance as of
	Sep. 30,	June 30,	March 31,	Dec. 31,
Liquidity	2005	2005	2005	2004
Cash at parent	$146	$145	$256	$287
Availability under revolver	281	215	218	352
Cash at QHCs	9	19	3	4
Ending liquidity	436	379	477	643

See following page for further information.

Assumptions

Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to continued normal levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels.

The cash held at qualifying holding companies (QHCs) represents cash sent to subsidiaries of the company domiciled outside of the U.S.  Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the parent company.  Cash at those subsidiaries was used for investment and related activities outside of the U.S.  These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the U.S.  Since the cash held by these qualifying holding companies is available to the parent, AES uses the combined measure of subsidiary distributions to parent and qualified holding companies as a useful measure of cash available to the parent to meet its international liquidity needs.

AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a parent company because of the non-recourse nature of most of AES’s indebtedness.

Definitions of Non-GAAP Measures

•                  Adjusted earnings per share (a non-GAAP financial measure), exclude from diluted earnings per share from continuing operations the effects of (i) gains or losses from mark-to-market accounting adjustments related to derivatives, (ii) certain foreign currency transaction gains and losses, (iii) significant impacts from net asset disposals or impairments, and(iv) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, and periodic strategic decisions to dispose of certain assets which may influence results in a given period.

•                  Free cash flow – Net cash flow from operating activities less maintenance capital expenditures.

•                  Liquidity – Cash at the parent company plus availability under corporate revolver plus cash at qualifying holding companies (QHCs).

•                  Maintenance capital expenditures – reflect property additions less growth capital expenditures.

•                  Return on invested capital (ROIC) – Net operating profit after tax (NOPAT) divided by average capital. NOPAT is defined as income before tax and minority expense plus interest expense less income taxes less tax benefit on interest expense at effective tax rate. Average capital is defined as the average of beginning and ending total debt plus minority interest plus shareholders equity less debt service reserves.

•                  Subsidiary Distributions – Cash distributions (primarily dividends and interest income) from subsidiary companies to the parent company and qualified holding companies. These cash flows are the source of cash flow to the parent to meet corporate interest, overhead, cash taxes, and discretionary uses such as recourse debt reductions and corporate investments.

Reconciliation of Cash Flow Items

Reconciliation of Net Cash from Operating Activities ($ Millions)

		AES Corp &
	Subsidiaries	QHCs (1)	Eliminations	Consolidated

Second Quarter 2005	$497	$2	$(170)	$329

Six Months Ended June 30, 2005	$1,169	$43	$(365)	$847

Third Quarter 2005	$728	$165	$(274)	$619

Nine Months Ended September 30, 2005	$1,897	$208	$(639)	$1,466

(1) Includes qualified holding companies.

Reconciliation of Free Cash Flow ($Millions)

		Nine Months Ended				Six Months Ended
	2005	September 30,		Third Quarter		June 30,		Second Quarter
	Guidance	2005	2004	2005	2004	2005	2004	2005	2004

Free Cash Flow	$1,200 to 1,300	$957	$754	$380	$375	$577	$379	$183	$100

Maintenance Capital Expenditures	$600 to 700	$509	$363	$239	$129	$270	$234	$146	$112

Net Cash Provided by Operating Activities	$1,900 to 2,000	$1,466	$1,117	$619	$504	$847	$613	$329	$212

Second Quarter Calculation of Return on Invested Capital

($ Millions except percent)

Net Operating Profit After Tax (1)	Third Quarter 2004	Fourth Quarter 2004	First Quarter 2005	Second Quarter 2005	Rolling Twelve Months Second Quarter 2005

IBT&MI	$251	$218	$377	$186	$1,032

Reported Interest Expense	478	492	467	475	1,912

Income Tax Expense (2)	372	505	329	291	1,461

Net Operating Profit After Tax	357	205	515	370	1,483

Effective Tax Rate (3)	51%	71%	39%	44%	50%

ROIC (4)					7.4%

	Second	Second
	Quarter	Quarter
Total Capital (5)	2004	2005

Total Debt	$18,343	$18,245

Minority Interest	960	1,430

Stockholders’ Equity	1,402	1,228

Debt Service Reserves and Other Deposits	615	634

Total Capital	$20,090	$20,269

Average Capital (6)		$20,180

(1)               Net operating profit after tax, a non-GAAP financial measure, is defined as income before tax and minority interest expense (IBT&MI) plus interest expense less income taxes less tax benefit on interest expense at the effective tax rate.

(2)               Income tax expense calculated by multiplying the sum of IBT&MI and reported interest expense for the period by the effective tax rate for the period.

(3)               Effective tax rate calculated by dividing reported income tax expense for the period by IBT&MI for the period.

(4)               Return on invested capital (ROIC), a non-GAAP financial measure, is defined as net operating profit after tax divided by average capital calculated over rolling 12 month basis.

(5)               Total capital, a non-GAAP financial measure, is defined as total debt plus minority interest plus stockholders’ equity less debt service reserves.

(6)               Average capital is defined as the average of beginning and ending total capital over the last twelve months.

Third Quarter Calculation of Return on Invested Capital

($ Millions except percent)

Net Operating Profit After Tax (1)	Fourth Quarter 2004	First Quarter 2005	Second Quarter 2005	Third Quarter 2005	Rolling Twelve Months Third Quarter 2005

IBT&MI	$218	$377	$186	$484	$1,265

Reported Interest Expense	492	467	475	450	1,884

Income Tax Expense (2)	505	329	291	276	1,312

Net Operating Profit After Tax	205	515	370	658	1,837

Effective Tax Rate (3)	71%	39%	44%	30%	42%

ROIC (4)					9.0%

	Third	Third
	Quarter	Quarter
Total Capital (5)	2004	2005

Total Debt	$18,515	$17,946

Minority Interest	981	1,517

Stockholders’ Equity	1,572	1,421

Debt Service Reserves and Other Deposits	598	653

Total Capital	$20,470	$20,231

Average Capital (6)		$20,351

(1)               Net operating profit after tax, a non-GAAP financial measure, is defined as income before tax and minority interest expense (IBT&MI) plus interest expense less income taxes less tax benefit on interest expense at the effective tax rate.

(2)               Income tax expense calculated by multiplying the sum of IBT&MI and reported interest expense for the period by the effective tax rate for the period.

(3)               Effective tax rate calculated by dividing reported income tax expense for the period by IBT&MI for the period.

(4)               Return on invested capital (ROIC), a non-GAAP financial measure, is defined as net operating profit after tax divided by average capital calculated over rolling 12 month basis.

(5)               Total capital, a non-GAAP financial measure, is defined as total debt plus minority interest plus stockholders’ equity less debt service reserves.

(6)               Average capital is defined as the average of beginning and ending total capital over the last twelve months.